Exhibit 99

News Release dated October 22, 2003,
containing financial results
of The Progressive Corporation
for the three months
and nine months ended
September 30, 2003

PROGRESSIVE
[LOGO]

NEWS
RELEASE

The Progressive Corporation	Company Contact:
6300 Wilson Mills Road Mayfield Village, Ohio 44143 http://www.progressive.com	Thomas A. King (440) 395-2260

The Company will hold a one-hour conference call on Thursday, October 23, 2003, beginning at 8:00 a.m. eastern time. At that time, the Company will discuss results and address questions. Visit the Company’s Web site at http://www.progressive.com/investors/events.asp to register and receive the details for the teleconference or webcast. An instant replay of the conference call will be available until November 7, 2003 by calling 1-800-688-2794 or until October 24, 2004 on our Web site at http://www.progressive.com/investors/archive.asp.

FOR IMMEDIATE RELEASE

MAYFIELD VILLAGE, OHIO –October 22, 2003— The Progressive Corporation today reported third quarter 2003 net income of $319.8 million, or $1.45 per share, compared to $178.5 million, or $.80 per share, in the third quarter last year. Included in net income are net realized losses on securities of $4.3 million, or $.01 per share, for the third quarter 2003, and $23.7 million, or $.07 per share, for the same period last year. In addition, 2003 net income includes $30.8 million, or $.09 per share, of estimated interest income related to an income tax refund the Company will receive, as previously disclosed.

     Net premiums written and earned increased 25% and 26% to $3,104.9 million and $2,927.8 million, respectively, as compared to the third quarter last year. During the third quarter 2003, the Company produced a GAAP combined ratio of 87.9, compared to 91.9 in the same period last year. The Company had catastrophe losses of $13.3 million, $.04 per share or .5 points, including $5.7 million attributable to hurricane Isabel, for the third quarter 2003, compared to $5.6 million, $.02 per share or .2 points, in the same period last year. Recurring investment income was $115.5 million before taxes and $86.3 million after taxes, compared to $116.6 million before taxes and $83.0 million after taxes for the third quarter 2002. See the “Operations Summary” for further information.

     Progressive’s Personal Lines business units write insurance for private passenger automobiles and recreation vehicles. Progressive’s Commercial Auto business unit writes primary liability, physical damage and other auto-related insurance for automobiles and trucks owned by small businesses. The Company’s other businesses principally include writing lenders’ collateral protection and directors’ and officers’ liability insurance and providing insurance-related services, primarily processing business for Commercial Auto Insurance Procedures (CAIP), which are state supervised plans serving the involuntary market. See “Supplemental Information” for third quarter 2003 underwriting results.

     During the third quarter 2003, the Company repurchased 1,526,507 of its Common Shares at an average cost of $69.06 per share.

     The Progressive group of insurance companies ranks third in the nation for auto insurance based on premiums written, offering its products by phone at 1-800-PROGRESSIVE, online at progressive.com and through more than 30,000 independent insurance agencies. The Progressive Corporation, the holding company, is publicly traded at NYSE:PGR.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Statements in this release and during the Company’s conference call that are not historical fact are forward-looking statements that are subject to certain risks and uncertainties that could cause actual events and results to differ materially from those discussed herein. These risks and uncertainties include, without limitation, uncertainties related to estimates, assumptions and projections generally; inflation and changes in economic conditions (including changes in interest rates and financial markets); the effectiveness of the Company’s advertising campaigns; the accuracy and adequacy of the Company’s pricing methodologies; pricing competition and other initiatives by competitors; ability to obtain regulatory approval for requested rate changes and the timing thereof; legislative and regulatory developments; the outcome of litigation pending against the Company; weather conditions (including the severity and frequency of storms, hurricanes, snowfalls, hail and winter conditions); changes in driving patterns and loss trends; acts of war and terrorist activities; court decisions and trends in litigation and health care and auto repair costs; and other matters described from time to time by the Company in releases and publications, and in periodic reports and other documents filed with the United States Securities and Exchange Commission. In addition, investors should be aware that generally accepted accounting principles prescribe when a company may reserve for particular risks, including litigation exposures. Accordingly, results for a given reporting period could be significantly affected if and when a reserve is established for a major contingency. Reported results may therefore appear to be volatile in certain accounting periods.

THE PROGRESSIVE CORPORATION AND SUBSIDIARIES
OPERATIONS SUMMARY
September 30, 2003
(millions – except per share amounts)
(unaudited)

	THREE MONTHS ENDED			NINE MONTHS ENDED
	SEPTEMBER 30,			SEPTEMBER 30,

	2003	2002	% Change	2003	2002	% Change

Direct premiums written	$3,170.4	$2,535.4	25	$9,211.3	$7,206.8	28

Net premiums written	$3,104.9	$2,485.3	25	$9,007.0	$7,047.5	28

Revenues:

Net premiums earned	$2,927.8	$2,316.5	26	$8,301.0	$6,420.0	29

Recurring investment income[1]	115.5	116.6	(1)	344.0	341.7	1

Net realized gains (losses) on securities	(4.3)	(23.7)	(82)	15.7	(41.5)	NM

Service revenues	10.8	9.2	17	30.1	25.8	17

Other income[2]	30.8	—	NM	30.8	—	NM

Total revenues	3,080.6	2,418.6	27	8,721.6	6,746.0	29

Expenses:

Losses and loss adjustment expenses	1,983.1	1,653.6	20	5,636.9	4,530.3	24

Policy acquisition costs	321.3	267.0	20	915.6	753.1	22

Other underwriting expenses	267.7	208.0	29	736.4	622.4	18

Investment expenses	2.7	2.8	(4)	8.3	8.1	2

Service expenses	6.7	5.9	14	19.4	16.4	18

Interest expense	24.0	17.6	36	71.8	53.8	33

Total expenses	2,605.5	2,154.9	21	7,388.4	5,984.1	23

Income before income taxes	475.1	263.7	80	1,333.2	761.9	75

Provision for income taxes	155.3	85.2	82	435.6	246.8	76

Net income	$319.8	$178.5	79	$897.6	$515.1	74

COMPUTATION OF EARNINGS PER SHARE

Basic:

Average shares outstanding	216.9	217.9	—	217.5	219.4	(1)

Per share	$1.47	$.82	80	$4.13	$2.35	76

Diluted:

Average shares outstanding	216.9	217.9	—	217.5	219.4	(1)

Net effect of dilutive stock options	3.6	3.9	(8)	3.7	4.2	(12)

Total equivalent shares	220.5	221.8	(1)	221.2	223.6	(1)

Per share[3]	$1.45	$.80	80	$4.06	$2.30	76

NM = Not Meaningful

[1] The following table sets forth the investment yields for the periods ended September 30:

	Three Months		Nine Months

	2003	2002	2003	2002

Pretax recurring investment book yield	4.1%	5.1%	4.3%	5.3%

Weighted average fully taxable equivalent (FTE) book yield	4.7%	5.6%	4.9%	5.7%

FTE total return:

Fixed income securities	.5%	4.4%	4.7%	8.8%

Common stocks	2.9%	(16.9)%	14.8%	(27.5)%

Total portfolio	.9%	1.5%	6.2%	3.5%

Note: The Company is reporting total return yields to more accurately reflect the management of the portfolio and evaluation of the investment results. The FTE total return includes recurring investment income, net realized gains (losses) on securities and changes in unrealized appreciation/depreciation on investment securities.

[2] Amount represents the estimated interest earned through September on the income tax refund the Company will receive.

[3] If the Company recorded compensation cost based on the fair-value based accounting method under Statement of Financial Accounting Standards (SFAS)123, “Accounting for Stock-Based Compensation,” diluted earnings per share would have been reduced $.03 for the nine months ended September 30, 2003, compared to $.04 per share last year.

THE PROGRESSIVE CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION
September 30, 2003
(millions)
(unaudited)

	THREE MONTHS ENDED			NINE MONTHS ENDED
	SEPTEMBER 30,			SEPTEMBER 30,

	2003	2002	Change	2003	2002	Change

NET PREMIUMS WRITTEN

Personal Lines – Agency	$1,893.8	$1,538.3	23%	$5,480.0	$4,351.8	26%

Personal Lines – Direct	862.5	681.2	27%	2,457.2	1,880.8	31%

Total Personal Lines	2,756.3	2,219.5	24%	7,937.2	6,232.6	27%

Commercial Auto Business	339.1	253.1	34%	1,023.1	745.8	37%

Other businesses	9.5	12.7	(25)%	46.7	69.1	(32)%

Companywide	$3,104.9	$2,485.3	25%	$9,007.0	$7,047.5	28%

NET PREMIUMS EARNED

Personal Lines – Agency	$1,790.6	$1,441.6	24%	$5,096.2	$4,019.3	27%

Personal Lines – Direct	800.6	618.4	29%	2,263.4	1,700.6	33%

Total Personal Lines	2,591.2	2,060.0	26%	7,359.6	5,719.9	29%

Commercial Auto Business	319.9	237.1	35%	888.2	624.0	42%

Other businesses	16.7	19.4	(14)%	53.2	76.1	(30)%

Companywide	$2,927.8	$2,316.5	26%	$8,301.0	$6,420.0	29%

PERSONAL LINES – AGENCY CR

Loss and loss adjustment expense ratio	69.0	73.0	4.0 pts.	68.9	72.0	3.1 pts.

Underwriting expense ratio	19.6	20.1	.5 pts.	19.5	20.8	1.3 pts.

	88.6	93.1	4.5 pts.	88.4	92.8	4.4 pts.

PERSONAL LINES – DIRECT CR

Loss and loss adjustment expense ratio	66.8	69.2	2.4 pts.	67.6	68.2	.6 pts.

Underwriting expense ratio	20.8	21.5	.7 pts.	20.4	22.7	2.3 pts.

	87.6	90.7	3.1 pts.	88.0	90.9	2.9 pts.

PERSONAL LINES – TOTAL CR

Loss and loss adjustment expense ratio	68.3	71.9	3.6 pts.	68.5	70.9	2.4 pts.

Underwriting expense ratio	20.0	20.5	.5 pts.	19.8	21.3	1.5 pts.

	88.3	92.4	4.1 pts.	88.3	92.2	3.9 pts.

COMMERCIAL AUTO BUSINESS — CR

Loss and loss adjustment expense ratio	63.9	69.5	5.6 pts.	63.6	69.6	6.0 pts.

Underwriting expense ratio	20.6	19.5	(1.1)pts.	20.1	20.3	.2 pts.

	84.5	89.0	4.5 pts.	83.7	89.9	6.2 pts.

OTHER BUSINESSES — CR

Loss and loss adjustment expense ratio	50.9	43.0	(7.9)pts.	54.4	54.8	.4 pts.

Underwriting expense ratio	34.0	34.4	.4 pts.	39.6	35.6	(4.0) pts.

	84.9	77.4	(7.5)pts.	94.0	90.4	(3.6) pts.

COMPANYWIDE GAAP CR

Loss and loss adjustment expense ratio	67.8	71.4	3.6 pts.	67.9	70.6	2.7 pts.

Underwriting expense ratio	20.1	20.5	.4 pts.	19.9	21.4	1.5 pts.

	87.9	91.9	4.0 pts.	87.8	92.0	4.2 pts.

COMPANYWIDE STATUTORY CR [1]

Loss and loss adjustment expense ratio	67.9	71.4	3.5 pts.	68.0	70.5	2.5 pts.

Underwriting expense ratio	18.0	19.3	1.3 pts.	18.5	20.2	1.7 pts.

	85.9	90.7	4.8 pts.	86.5	90.7	4.2 pts.

     1 The interest earned on the Company’s income tax refund is included in the statutory expense ratio to comply with statutory reporting requirements and favorably impacted the third quarter and year-to-date 2003 ratios by 1.0 points and .3 points, respectively.

THE PROGRESSIVE CORPORATION AND SUBSIDIARIES
ADDITIONAL SUPPLEMENTAL INFORMATION
(millions)
(unaudited)

	THREE MONTHS ENDED			NINE MONTHS ENDED
	SEPTEMBER 30,			SEPTEMBER 30,

	2003	2002	Change	2003	2002	Change

COMPANYWIDE CALENDAR YEAR

Loss and loss adjustment expense ratio	67.8	71.4	3.6 pts.	67.9	70.6	2.7 pts.

COMPANYWIDE ACCIDENT YEAR

Loss and loss adjustment expense ratio	69.2	71.9	2.7 pts.	68.1	70.7	2.6 pts.

ACTUARIAL ADJUSTMENTS -

Reserve Decrease/(Increase)

Prior accident years	$2.3	$(3.8)		$(1.5)	$7.5

Current accident year	1.6	6.4		(9.9)	26.4

Calendar year actuarial adjustment	$3.9	$2.6	50%	$(11.4)	$33.9	NM

PRIOR ACCIDENT YEARS DEVELOPMENT -

Favorable/(Unfavorable)

Actuarial adjustment	$2.3	$(3.8)		$(1.5)	$7.5

All other development	39.5	15.8		16.7	(1.1)

Total development	$41.8	$12.0	248%	$15.2	$6.4	138%

	September 30,

POLICIES IN FORCE (in thousands)	2003	2002	Change

Agency — Auto	3,920	3,270	20%

Direct — Auto	1,800	1,473	22%

Other Personal Lines [1]	1,985	1,639	21%

Total Personal Lines	7,705	6,382	21%

Commercial Auto Business	356	278	28%

NM = Not Meaningful

[1] Includes insurance for motorcycles, recreation vehicles, mobile homes, watercraft, snowmobiles, homeowners and similar items.

THE PROGRESSIVE CORPORATION AND SUBSIDIARIES
BALANCE SHEET AND OTHER INFORMATION
(millions– except per share amounts)
(unaudited)

	SEPTEMBER 30,

	2003	2002

CONDENSED GAAP BALANCE SHEETS:[1]

Investments -

Available-for-sale:

Fixed maturities, at market (amortized cost: $8,920.1 and $6,679.7)	$9,210.0	$7,038.7

Equity securities, at market

Preferred stocks (cost: $763.5 and $616.6)	793.1	657.7

Common equities (cost: $1,590.4 and $1,566.7)	1,767.3	1,303.5

Short-term investments, at amortized cost (market: $633.5 and $565.1)	633.5	565.1

Total investments[2]	12,403.9	9,565.0

Net premiums receivable	2,152.2	1,795.1

Deferred acquisition costs	432.0	375.2

Other assets	1,172.5	1,149.7

Total assets	$16,160.6	$12,885.0

Unearned premiums	$4,028.7	$3,362.0

Loss and loss adjustment expense reserves	4,384.2	3,632.3

Other liabilities[2]	1,667.6	1,256.9

Debt	1,489.6	1,096.2

Shareholders’ equity	4,590.5	3,537.6

Total liabilities and shareholders’ equity	$16,160.6	$12,885.0

Common Shares outstanding	216.1	217.7

Book value per share	$21.24	$16.25

Return on average shareholders’ equity	27.6%	20.1%

Statutory surplus	$4,413.8	$2,857.1

[1] Pursuant to SFAS 113, “Accounting and Reporting for Reinsurance of Short-Duration and Long-Duration Contracts,” loss and loss adjustment expense reserves are stated gross of reinsurance recoverables on unpaid losses of $212.5 million at September 30, 2003 and $172.7 million at September 30, 2002.

[2] Amounts include net unsettled security acquisitions of $315.0 million and $181.5 million at September 30, 2003 and 2002, respectively.